EXHIBIT 99.1

TO BUSINESS EDITOR:

CNB Holdings, Inc. Announces Name Change to First Capital Bancorp, Inc.

 NORCROSS, Ga., Jan. 6 /PRNewswire-FirstCall/ -- CNB Holdings, Inc. (OTC Bulletin Board: CHGD), the third largest independent bank holding company headquartered in North Atlanta, announces that it has changed its name to First Capital Bancorp, Inc. On November 15, 2004, the Company merged its Chattahoochee National Bank subsidiary into its First Capital Bank subsidiary - creating the new First Capital Bank.

"We have changed our name in order to recognize First Capital Bank's fifteen year history in the Atlanta market," stated H.N. (Nat) Padget, President and CEO of First Capital Bancorp, Inc.

In addition, First Capital Bancorp has submitted an application to be listed on The NASDAQ National Market. The Company anticipates final confirmation of the new listing and a new ticker symbol in February 2005.

Says Padget, "2005 promises to be an exciting year for the new First Capital Bancorp."

About First Capital Bancorp, Inc.
First Capital Bancorp, Inc., the parent company of First Capital Bank, is the third largest independent bank holding company headquartered in North Atlanta. The Company focuses on commercial lending and treasury management services for small to medium-sized businesses. With $655 million in total assets as of September 30, 2004, the Company has three full-service branches and two loan production offices located throughout the North Atlanta metropolitan area.

For more information, please contact:
H.N. (Nat) Padget
President & CEO
888-921-2265
nat.padget@fcbusa.com

William R. Blanton
Vice Chairman, COO & CFO
888-921-2265
bill.blanton@fcbusa.com

SOURCE First Capital Bancorp, Inc.
-0- 01/06/2005
/CONTACT: H.N. (Nat) Padget, President & CEO, +1-888-921-2265, or nat.padget@fcbusa.com , or William R. Blanton, Vice Chairman, COO & CFO,
+1-888-921-2265, or bill.blanton@fcbusa.com , both of First Capital Bancorp, Inc. /
/First Call Analyst: /
/FCMN Contact: /
(CHGD)